Exhibit 99.7

FORM OF

NOMINEE HOLDER CERTIFICATION

CLEARSIGN COMBUSTION CORPORATION

The undersigned, a bank, broker, dealer, trustee, depositary, or other nominee of non-transferable subscription rights (the “Subscription Rights”) to purchase units (“Units”) of ClearSign Combustion Corporation (the “Company”), said Units each comprised of one share of common stock (“Common Stock”) and one warrant to purchase an additional share of Common Stock (a “Warrant”) pursuant to the Subscription Rights offering described and provided for in the Company’s Prospectus Supplement dated December 7, 2016, hereby certifies to the Company and to VStock Transfer, LLC, as Subscription Agent for such Rights Offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below, listing separately below each such exercise (without identifying any such beneficial owner):

Number of Shares Owned on the Record Date	Individual Soliciting Broker (if any)	Number of Units Allowed	Number of Units Subscribed For

Name of Nominee Holder

By:

Name:

Title:

Phone Number:

Fax Number:

Dated:

Provide the following information, if applicable:

DTC Participate Number

DTC Participant

By:

Name:

Title:

DTC Bank Subscription Confirmation Number(s)

Dated:

2